                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                            PFGI CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            PFGI CAPITAL CORPORATION

                             1900 East Ninth Street
                             Cleveland, Ohio 44114

                            NOTICE OF ANNUAL MEETING

                           2005 INFORMATION STATEMENT

Dear Stockholder:

     Our Annual Stockholders Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, on May 25, 2005 at 1900 East Ninth Street, Cleveland, Ohio 44114, at the offices of National City Corporation. The meeting will concern the election of directors and ratification of a selection of the independent registered public accounting firm. We are not soliciting proxies for this meeting, however, all stockholders are welcome to attend the meeting and vote in person. This Information Statement contains information about the meeting and gives information about management. Stockholders of record on April 22, 2005 are entitled to notice of and to attend the meeting. The approximate mailing date of this Information Statement is April 27, 2005. Our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is included in this mailing.

Sincerely yours,

/s/ Susan M. Kinsey
Susan M. Kinsey
President

April 27, 2005

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

                            PFGI CAPITAL CORPORATION
                             1900 East Ninth Street
                             Cleveland, Ohio 44114

                           2005 INFORMATION STATEMENT

MEETING INFORMATION

     Our Annual Stockholders Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, on May 25, 2005 at 1900 East Ninth Street, Cleveland, Ohio 44114, at the offices of National City Corporation. The meeting will concern the election of directors and ratification of a selection of the independent registered public accounting firm. We are not soliciting proxies for this meeting, however, all stockholders are welcome to attend the meeting and vote in person. The approximate mailing date of this Information Statement is April 27, 2005.

WHO MAY VOTE

     Common and preferred stockholders of PFGI Capital Corporation ("PFGI Capital"), as recorded in our stock register on April 22, 2005, may vote at the meeting. On that date, PFGI Capital had 5,940,000 shares of Common Stock and 6,600,000 shares of Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 1/10 of one vote. All of the Common Stock is owned by National City Bank, a wholly-owned subsidiary of National City Corporation.

HOW TO VOTE

     Holders of record may vote in person at the meeting by ballot or grant a proxy to another person to vote in your place. If your shares are not held of record in your name, you must obtain a proxy from the record holder, usually a broker or other nominee.

QUORUM

     In order to carry on the business of the meeting, we must have a quorum. This means that over 50% of the eligible votes must be represented at the meeting.

VOTES NEEDED

     The nine director candidates receiving the most votes will be elected to fill the seats on the board of directors. Approval of any other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy form but does not have authority to vote on a particular proposal.

OTHER MATTERS

     The board of directors does not know of any other matter that will be presented for your consideration at the meeting other than those set forth in the Notice of Meeting.

ELECTION OF DIRECTORS

     All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, stockholders are not entitled to cumulate their votes. The board of directors oversees the management of PFGI Capital on your behalf. The board reviews PFGI Capital's long-term strategic plans and exercises direct decision-making authority for certain issues. The board is nominating for reelection the following 9 current directors: T. James Berry, Jan M. Bone, Linda K. Erkkila, Dett P. Hunter, J. Richard Jordan, Susan M. Kinsey, David J. Lucido, J. David Rosenberg and John E. Rubenbauer. Three of our nine nominees, Messrs. Berry, Hunter and Rosenberg, are not employees of National City Corporation or any of its affiliates. Those three are considered independent under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and serve on PFGI Capital's Audit Committee. Information concerning our nominees is given on the following page.

DIRECTOR NOMINEES

T. JAMES BERRY                    Retired former Senior Vice President and Chief Financial
Age 70                            Officer of The Provident Bank.
Voting shares owned -- 0
Director since 2002

JAN M. BONE                       Vice President of PFGI Capital since 2005. Senior Vice
Age 47                            President and Department Manager of National City Bank. Vice
Voting shares owned -- 0          President and Department Manager of National City Bank for
Director since 2005               more than five years.

LINDA K. ERKKILA                  Secretary of PFGI Capital since 2004. Attorney and Vice
Age 36                            President Law Department of National City Corporation since
Voting shares owned -- 0          June 2003. Associate Attorney at Thompson Hine LLP from
Director since 2004               April 1999 through May 2003.

DETT P. HUNTER                    President and Chief Executive Officer of Burdette
Age 55                            Management, Inc., Managing Partner of Burdette GP LLC,
Voting shares owned -- 0          Chairman and Chief Executive Officer of Life Equity Holdings
Director since 2002               LLC, President and Chief Executive Officer of Dett Hunter,
                                  Inc. since 2000. Managing Partner of the Ohio practice of
                                  Arthur Andersen from 1979 to 2000.

J. RICHARD JORDAN                 Vice President and Assistant Secretary of PFGI Capital since
Age 58                            2004. Vice President Corporate Tax of National City
Voting shares owned -- 0          Corporation since September 2000. Assistant Vice President
Director since 2004               from June 1999 to September 2000.

SUSAN M. KINSEY                   President of PFGI Capital since 2004. Assistant Treasurer
Age 40                            and Senior Vice President Corporate Treasury of National
Voting shares owned -- 0          City Corporation since December 2003. Vice President and
Director since 2004               Group Audit Manager of Fifth Third Bank from December 2002 to December 2003. Senior Audit Manager for Deloitte & Touche
                                  from May 2002 to December 2002. Prior to 2002, Audit
                                  Principal with Arthur Andersen.

DAVID J. LUCIDO                   Chief Financial Officer and Treasurer of PFGI Capital since
Age 47                            2004. Vice President Corporate Treasury of National City
Voting shares owned -- 0          Corporation since 1995.
Director since 2004

J. DAVID ROSENBERG                Retired Senior Partner of Keating, Muething & Klekamp,
Age 55                            P.L.L. Prior to retirement in 2001, was a Partner of the
Voting shares owned -- 0          firm for over 5 years.
Director since 2002

JOHN E. RUBENBAUER                Senior Vice President Investment Real Estate, Cincinnati, of
Age 65                            National City Bank since 2005. Senior Vice President and
Voting shares owned -- 0          Head of Commercial Real Estate of The Provident Bank from
Director since 2002               November 1991 to 2005.

DIRECTOR COMPENSATION AND MEETINGS

     Each independent director receives $10,000 per year for serving as a director and a member of committees of the board of directors. They also receive $1,000 for each Audit Committee meeting attended, with the Chairman receiving $1,500 for each meeting attended. The other directors, who are all employees of National City Corporation or an affiliate, are not separately compensated for serving as directors.

     During 2004, the board of directors of PFGI Capital held 5 regularly scheduled meetings. All incumbent directors attended 75% or more of the meetings of the board and the board committees they were scheduled to attend. All except for one director nominated and elected as directors of PFGI Capital at the 2004 annual meeting attended the meeting, and one director participated by telephone.

BOARD COMMITTEES

     The board of directors establishes committees to help carry out its duties. Each committee reviews the results of its meetings with the full board. The board of directors has established an Audit Committee, a Compensation Committee and an Executive Committee. The Compensation Committee, composed of Messrs. Berry, Hunter and Rosenberg, has had no activity since none of PFGI Capital's officers are compensated for servings as officers of PFGI Capital. The Executive Committee, composed of Ms. Erkkila, Ms. Kinsey and Mr. Rosenberg, had no activity in 2004.

     The board has not established a Nominating Committee, believing that a separate committee is not necessary in light of PFGI Capital's limited activities. Each director participates in the nomination process. The board will consider recommendations for nominations by shareholders. Shareholders desiring to submit recommendations for nominations should direct them to PFGI Capital's corporate secretary at the address listed above. The recommendation should include relevant information concerning the qualifications of the person recommended. The board will evaluate these recommendations in the same manner as any others received and will evaluate the merits of each candidate.

     The Audit Committee, which held 4 meetings in 2004, assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of PFGI Capital. The Audit Committee engages, compensates and makes decisions as to the retention of the independent registered public accounting firm. The Audit Committee reviews with the independent registered public accounting firm plans and results of the audit engagement of PFGI Capital and the scope and results and procedures used for internal auditing. The Audit Committee approves the terms of the annual engagement letter with the independent registered public accounting firm, and that letter describes designated audit services to be provided by the firm. Any additional services, audit or otherwise, to be performed by the independent registered public accounting firm must first be approved by the Audit Committee. Services may also be approved by a designated member of the Audit Committee provided that each authorization is reported to the entire Audit Committee at its next regularly scheduled meeting. No services were provided with respect to the de minimus waiver process provided by rules of the Securities and Exchange Commission. The Audit Committee also supervises the administration of the internal audit function utilized by PFGI Capital.

     The board adopted an amended Audit Committee Charter, which is attached as Exhibit A to this Information Statement. The Audit Committee members are Messrs.
J. David Rosenberg, Chairman, T. James Berry and Dett P. Hunter. The board has designated T. James Berry as the Audit Committee Financial Expert. All of the members of the Committee are independent as defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

CODE OF ETHICS

     The board of directors has adopted a Code of Ethics that applies to PFGI Capital's principal executive and financial officers. The Code of Ethics is posted on the Investor Relations page of the website of National City Corporation, under the heading "PFGI Capital Corporation," at www.NationalCity.com and is available in print to any shareholder upon request without charge.

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (codification of statement on accounting standards, AU Section 380) and received written disclosures and a letter from the independent accountants as required by Independent Standards Board Standard No. 1. The Audit Committee also discussed with the independent registered public accounting firm their independence with respect to PFGI Capital. Based upon their review and the discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements for 2004 be included in PFGI Capital's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee

J. David Rosenberg (Chairman)
T. James Berry
Dett P. Hunter

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The board is seeking stockholder ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for PFGI Capital for 2005. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be given the opportunity to comment and respond to appropriate questions.

PFGI Capital paid fees to Ernst & Young LLP during 2003 and 2004 as follows:

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for the annual audit of PFGI's consolidated financial statements for the fiscal years ended December 31, 2003 and 2004, the reviews of the quarterly reports on Form 10-Q for the same fiscal years and statutory and regulatory filings were $32,000 for 2003 and $40,000 for 2004.

AUDIT-RELATED FEES

     There were no fees billed by Ernst & Young LLP for audit-related services for the fiscal years ended December 31, 2003 and 2004.

TAX FEES

     The aggregate fees billed by Ernst & Young LLP for tax related services for the fiscal years ended December 31, 2003 and 2004 were $1,250 for 2003 and $0 for 2004. Tax related services are comprised primarily of tax compliance services.

ALL OTHER FEES

     There were no fees billed by Ernst & Young LLP for other services not described above for the fiscal years ended December 31, 2003 and 2004.

     All of the services described above were pre-approved by the Audit
Committee.

CERTAIN TRANSACTIONS

     During 2004, PFGI Capital acquired commercial mortgage and other commercial assets from The Provident Bank at carrying value pursuant to a Participation Agreement in an aggregate amount of approximately $328 million to fund loan advances, to replace loans paid, to reinvest cash and in replacement of approximately $198 million of loans returned to The Provident Bank. These assets were comprised of participation interests in commercial mortgage and commercial loans, before the allowance for loan losses. Since acquiring these assets, PFGI Capital has met all of the REIT qualification tests for federal income tax purposes. Although PFGI Capital has the authority to acquire interests in an unlimited number of mortgage assets from unaffiliated third parties, all of PFGI Capital's interests in mortgage and other assets held were acquired from The Provident Bank, pursuant to the Participation Agreement between The Provident Bank and PFGI Capital. The Provident Bank either originated the mortgage assets or acquired them as part of the acquisition of other financial institutions. In March 2005, The Provident Bank was merged into National City Bank, a wholly-owned subsidiary of National City Corporation. PFGI Capital may acquire commercial mortgage and other commercial assets from National City Bank, a nationally chartered bank based in Ohio.

     PFGI Capital may also acquire from time to time a limited amount of additional non-mortgage-related securities. PFGI Capital has no present plans or expectations to purchase mortgage assets or other assets from unaffiliated third parties. PFGI Capital's participation interests do not entitle PFGI Capital to retain any portion of any late payment charges or penalties, assumption fees or conversion fees collected and retained by National City Bank in connection with the loans underlying PFGI Capital's participation interests serviced by National City Bank.

     National City Bank administers PFGI Capital's day-to-day activities under the terms of a Management Agreement between PFGI Capital and National City Bank. Under the terms of the Management Agreement, PFGI Capital pays National City Bank a monthly management fee equal to (i) 1/12 multiplied by (ii) .10% multiplied by the average daily outstanding principal balance of the loans of PFGI Capital during each such calendar month. Similarly, PFGI Capital pays National City Bank a monthly servicing fee under the term of the Participation Agreement equal to (i) 1/12 multiplied by (ii) .125% multiplied by the average daily outstanding principal balance of the loans of PFGI Capital during each such calendar month. PFGI Capital and National City Bank believe the combined
22.5 annual basis point charge is below current market rates that could be obtained for the management services and the servicing of commercial mortgage loans from independent parties. PFGI Capital paid $716,000 in such fees in 2004.

     Since the parties to the Participation and Management Agreements are affiliated, these agreements were not the result of arms-length negotiations. PFGI Capital believes transactions pursuant to these agreements have been at fair market value. Any future modification of these agreements will require the approval of a majority of PFGI Capital's independent directors. Since National City Bank, through its ownership of all of PFGI Capital's Common Stock, controls the election of all of PFGI Capital's directors, including PFGI Capital's independent directors, any such modification also would not be the result of arms-length negotiations. Thus, there can be no guarantee that future these agreements or any modifications have been or will be on terms as favorable to PFGI Capital as those that could have been obtained from unaffiliated third parties.

     Certain of PFGI Capital's directors and officers, and their associates, were customers of or had various transactions with National City Corporation subsidiaries, or Provident Financial Group, Inc. subsidiaries, in the ordinary course of business during 2004 and to date during 2005. Without exception, all services were provided to the directors and officers, and their associates, at market rates consistent with published fee schedules and all loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or other unfavorable features. Similar additional transactions may be expected to take place in the ordinary course of business in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are the only stockholders known by PFGI Capital to own beneficially more than 5% of its outstanding voting securities as of April 1, 2005.

                                               AMOUNT AND NATURE OF              PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP              OF CLASS
------------------------------------     --------------------------------        --------
National City Bank                       5,940,000 shares of Common Stock         100%*
1900 East Ninth Street
Cleveland, Ohio 44114

---------------

* Represents 90% of total voting power.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

     The following table shows the common stock of National City Corporation, the parent of National City Bank, beneficially owned by each of PFGI Capital's officers and directors on April 1, 2005. Except as described in the footnotes to the table, each person has sole investment and voting power over the shares shown. None of the officers or directors beneficially own any shares of PFGI Capital.

                                                               BENEFICIAL OWNERSHIP OF
                                                              NATIONAL CITY CORPORATION
                                                                     COMMON STOCK
                                                              --------------------------
                                                                              PERCENT OF
NAME & POSITION                                               AMOUNT (1)      CLASS (2)
---------------                                               ----------      ----------
T. James Berry, Director....................................   148,174            *
Jan M. Bone, Director, Vice President.......................    22,930            *
Linda K. Erkkila, Director, Secretary.......................     1,388            *
Dett P. Hunter, Director....................................     1,135            *
J. Richard Jordan, Director, Vice President and Assistant
  Secretary.................................................     3,414            *
Susan M. Kinsey, Director, President........................     1,173            *
David J. Lucido, Director, Chief Financial Officer and
  Treasurer.................................................     9,526            *
J. David Rosenberg, Director(3).............................   177,901            *
John E. Rubenbauer, Director................................   194,254            *
All Directors and Executive Officers as a Group (9
  persons)..................................................   559,895            *

---------------

(1) Includes options to purchase common stock currently exercisable or exercisable within 60 days from April 1, 2005 as follows: Ms. Bone, 16,600 shares; Mr. Jordan, 2,000 shares; Mr. Lucido, 7,421 shares; and Mr. Rubenbauer, 106,123 shares. Includes share equivalents held in Provident Financial Group, Inc.'s 401(k) and Deferred Compensation Plan or National City's Savings and Investment Plan (401(k)) as follows: Mr. Berry, 17,667 shares; Ms. Bone, 3,730 shares; Ms. Erkkila, 138 shares; Mr. Jordan, 314 shares; Ms. Kinsey, 173 shares; Mr. Lucido, 1,220 shares; and Mr. Rubenbauer, 39,528 shares. Beneficial ownership consists of sole voting and investment power or of voting and/or investment power that is shared with a spouse as follows: Mr. Berry, 83,000 shares.

(2) Ownership of less than 1% is indicated by an asterisk (*).

(3) Includes 200 shares held in custodianship for family member of which he disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires PFGI Capital's executive officers, directors and persons who own more than 10% of a registered class of PFGI Capital's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, PFGI Capital believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16(a) reporting requirements.

COMPENSATION MATTERS

     Other than fees paid to independent directors, none of the officers or directors received any compensation from PFGI Capital, nor were they granted nor do they hold any options to purchase Common Stock or Series A Preferred Stock of PFGI Capital.

CHANGE IN CONTROL

     All of PFGI Capital's Common Stock is owned by National City Bank, a wholly owned subsidiary of National City Corporation, a financial holding company headquartered in Cleveland, Ohio. Prior to March 5, 2005, all of PFGI Capital's Common Stock was owned by The Provident Bank, a wholly-owned subsidiary of Provident Financial Group, Inc. prior to July 1, 2004. Effective July 1, 2004, National City Corporation acquired Provident Financial Group, Inc. pursuant to an Agreement and Plan of Merger under which The Provident Bank became a wholly-owned subsidiary of National City Corporation. On March 5, 2005, The Provident Bank was merged into National City Bank.

     Under terms of the Agreement and Plan of Merger, Provident Financial Group, Inc.'s shareholders received 1.135 shares of National City Corporation common stock for each share of Provident Financial Group, Inc. common stock. National City Corporation assumed Provident Financial Group, Inc.'s obligations under the PRIDES Forward Purchase Contracts. Holders of PRIDES Forward Purchase Contracts will be required to purchase shares of National City Corporation common stock, and the settlement rate has been adjusted to reflect the exchange ratio.

                                   EXHIBIT A

                            PFGI CAPITAL CORPORATION

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of PFGI CAPITAL CORPORATION (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

PURPOSE

     The Committee assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence, and (4) the performance of the Company's internal audit function and independent registered public accounting firm.(1) The Company's independent registered public accounting firm is ultimately accountable to the Committee.(2) The Committee may also have such other duties as may from time to time be assigned to it by the Board.

MEMBERSHIP REQUIREMENTS

     The membership of the Committee shall consist of at least three directors who (1) satisfy the independence requirements prescribed by Section 10A of the Securities Exchange Act(3) and (2) are otherwise free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. One member must (i) be a financial expert as defined under the United States Securities and Exchange Commission Regulation S-K, Item 401.(4)

     The members of the Committee shall be appointed annually by the Board. One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the Company's General Auditor.(5)

AUTHORITY

     The Committee shall maintain free and open communication with the independent registered public accounting firm, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel.(6)

     The Committee may retain, at the Company's expense, outside counsel, auditors or other advisors at its sole discretion.(7)

---------------

(1) NYSE sec. 303A-7(c)(i)(A).

(2) Sarbanes -- Oxley sec. 301.

(3) Sarbanes -- Oxley sec. 301. Rule 10A-3(b)(1).

(4) Sarbanes -- Oxley sec. 407. Regulation S-K, Item 401.

(5) This paragraph is recommended.

(6) This paragraph is recommended.

(7) Sarbanes -- Oxley sec. 301. NYSE sec. 303A-7(c)(iii). Rule 10A-3(b)(4).

     The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor, any advisers employed by the Committee, and the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying outs its duties.(8)

MEETINGS

     Subject to the Company's bylaws and resolutions of the Board, the Committee shall meet at least four times per year, or more frequently as the Committee considers necessary.(9) The Committee shall periodically have separate private meetings with the independent registered public accounting firm, Company management and the internal auditors.(10)

RESPONSIBILITIES

     The Committee's job is one of oversight. Company management is responsible for the preparation of the Company's financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. The Committee and the Board recognize that Company management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.(11)

     Although the Committee may wish to consider other duties from time to time, the general responsibilities of the Committee are described below. These responsibilities are set forth only for the guidance of the Committee and the Committee may divert from these responsibilities and may assume such other responsibilities as its deems necessary in carrying out its oversight function.

SELECT INDEPENDENT AUDITORS AND REVIEW SCOPE OF AUDIT

- Retaining, compensating and terminating the Company's independent registered public accounting firm.(12)

- Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters. Resolving any differences between the independent public accounting firm, internal audit, and management concerning financial reporting.(13)

- Evaluating, together with the Board and management, the performance of the independent registered public accounting firm and, where appropriate, replacing such firm.(14)

- Pre-approving all audit and non-audit services and their accompanying fees to be performed by the Company's independent registered public accounting firm. The Committee may delegate a Committee member to approve non-audit services between meetings with a reporting obligation to the full Committee.(15)

---------------

(8) Sarbanes -- Oxley sec. 301. NYSE sec. 303A-7(c)(iii). Rule 10A-3(b)(5).

(9) NYSE sec. 303A-7(c)(iii)(B) requires the Committee to review all annual and quarterly reports. Accordingly, at least four meetings are required.

(10) NYSE sec. 303A-7(c)(iii)(E).

(11) This paragraph is recommended.

(12) Sarbanes -- Oxley sec. 301. Rule 1-A-3(b)(2).

(13) Sarbanes -- Oxley sec. 301. Rule 10A-3(b)(2).

(14) Sarbanes -- Oxley sec. 301. Rule 10A-3(b)(2).

(15) Sarbanes -- Oxley sec. 202.

- Obtaining annually from the independent registered public accounting firm a formal written statement describing all relationships between the registered public accounting firm and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.(16)

- The General Auditor of the Company shall directly report to the chairman of the Audit Committee, with administrative oversight provided by the General Auditor of National City Corporation. The Audit Committee will oversee the internal audit function and determine that the general auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Company.

REVIEW FINANCIAL STATEMENTS AND AUDIT RESULTS

- Reviewing the audited financial statements (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") and discussing them with Company management and the independent registered public accounting firm.(17) These discussion shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate.(18) Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report.(19)

REVIEW INTERNAL ACCOUNTING CONTROLS

- Discussing with Company management and the internal auditors the internal audit function's organization, responsibilities, plans, results, budget and staffing. Reviewing and advising in the appointment, replacement, reassignment or dismissal of the director of internal audit. Confirming and assuring the objectivity of internal audit.(20)

- Discussing with Company management, the internal auditors and the independent registered public accounting firm the quality and adequacy of and compliance with the Company's internal controls.

- Discussing with Company management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.(21)

ANNUAL PROXY STATEMENT

- Preparing a Committee report to be included in the proxy statement and reviewing the Company's disclosure in the proxy statement for its annual meeting of shareholders. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.(22)

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(16) Regulations S-K Item 306.

(17) Regulation S-K Item 306. NYSE sec. 303A-7(c)(iii)(B).

(18) Regulation S-K Item 306.

(19) Regulation S-K Item 306.

(20) NYSE sec. 303A-7(c)(iii)(f) and 7(d).

(21) Recommended.

(22) Regulation S-K Item 306. Schedule 14(a)-7. NYSE sec. 303A-7(c)(I)(B).

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EMPLOYEE COMPLAINT PROCEDURE

- Establishing and maintaining procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.(23)

REPORTS TO THE BOARD

- Regularly reporting to the Board its conclusions with respect to the matters that the Committee has considered and reviewing with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.(24)

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(23) Sarbanes -- Oxley sec. 301. NYSE - sec. 303A-7(c)(iii). Rule 10A-3(b)(3).

(24) NYSE sec. 303A-7(c)(iii)(H).
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